UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 21, 2016, Spire Inc. (“Spire”), entered into a commercial paper program (the “Program”) pursuant to which Spire may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid, and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $975,000,000. The Notes will have maturities of up to 365 days from date of issue. The Notes will rank at least pari passu with all of Spire’s other unsecured and unsubordinated indebtedness. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes, including to provide working capital for both utility and non-utility subsidiaries. No notes are currently outstanding under the Program.
One or more commercial paper dealers will act as a dealer under the Program (the “Dealer” or “Dealers”) pursuant to the terms and conditions of commercial paper dealer agreements entered into between Spire and each Dealer (the “Dealer Agreements”). Spire may engage additional dealers to act as dealer under the Program. U.S. Bank, National Association will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.
The Dealer Agreements provide the terms under which the Dealers will either purchase from Spire or arrange for the sale by Spire of the Notes pursuant to an exemption from federal and state securities laws. Each of the Dealer Agreements contains customary representations, warranties, covenants and indemnification provisions.
From time to time, one or more of the Dealers and certain of their affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to Spire and its affiliates for which such Dealer has received or will receive customary fees and expenses.
The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information related to the short-term, unsecured commercial paper program described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2016, Spire entered into an engagement agreement with L. Craig Dowdy, Spire’s former Senior Vice President of External Affairs, Corporate Communications and Marketing. Following the previous announcement that Mr. Dowdy was resigning his position at Spire effective December 31, 2016, Spire and Mr. Dowdy negotiated and mutually agreed to the terms of the engagement agreement.
The engagement agreement provides that Mr. Dowdy will serve as counsel to Spire, providing advice with regard to certain projects and initiatives related to his former position at Spire. The term of the engagement agreement begins January 1, 2017 and ends June 30, 2017, subject to extension with the mutual agreement of Mr. Dowdy and Spire. Spire will pay Mr. Dowdy $20,000 per month pursuant to the engagement agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

SPIRE INC.
Date: December 21, 2016	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President and Chief Financial Officer